UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015
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Quantum Corporation

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Note 9: Stock Incentive Plans and Share-Based Compensation, to Quantum Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, indicated that approximately 10.3 million shares of restricted stock (or restricted stock units) were granted by Quantum during the fiscal year that ended March 31, 2015. As additional information, this Current Report on Form 8-K is filed to report that, of these approximately 10.3 million shares, approximately 2.4 million were subject to performance-vesting conditions. The remainder, consisting of approximately 7.9 million shares, were subject only to continued employment or service conditions. Of the approximately 2.4 million shares that were subject to performance-vesting conditions, approximately 30.6% of the shares (equaling approximately 0.7 million shares) were earned based on actual performance during the performance period (which consisted of fiscal year 2015) as compared to the pre-established performance goals for the performance period. The remaining approximately 1.7 million shares that were not earned during the performance period were forfeited back to Quantum and returned to Quantum’s 2012 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: August 5, 2015